                                                                      Exhibit 24

                                POWER OF ATTORNEY
                                -----------------

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of Ram D. Wertheim and Richard L. Weill as his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead, to execute on his or her behalf, as an officer and/or director of MBIA Inc. (the "Company"), the Registration Statement of the Company on Form S-8 (the "Registration Statement") for the registration of shares of the Company's common stock, par value $1.00 (the "Common Stock"), in connection with (i) the MBIA Inc. 2000 Stock Option Plan, (ii) the MBIA Inc. Restricted Stock Plan for Non-Employee Directors and (iii) the Amended and Restated Deferred Compensation and Stock Ownership Plan for Non-Employee Directors of MBIA Inc. (collectively, the "Plans") and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Act"), and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorney-in-fact and agent or substitutes may or shall lawfully do or cause to be done by virtue hereof.

/s/ Joseph W. Brown         Chairman and Chief                /s/ William H. Gray, III     Director
-----------------------     Executive Officer;                ------------------------
Joseph W. Brown             Director                          William H. Gray, III

/s/ Neil G. Budnick         Chief Financial Officer           /s/ Freda S. Johnson         Director
-----------------------                                       ------------------------
Neil G. Budnick                                               Freda S. Johnson

/s/ Douglas C. Hamilton     Vice President and Controller     /s/ Daniel P. Kearney        Director
-----------------------                                       ------------------------
Douglas C. Hamilton                                           Daniel P. Kearney

/s/ David H. Elliot         Director                          /s/ James A. Lebenthal       Director
-----------------------                                       ------------------------
David H. Elliott                                              James A. Lebenthal

/s/ David C. Clapp          Director                          /s/ John A. Rolls            Director
-----------------------                                       ------------------------
David C. Clapp                                                John A. Rolls

/s/ Gary C. Dunton          Director                          /s/ Claire L. Gaudiani       Director
-----------------------                                       ------------------------
Gary C. Dunton                                                Claire L. Gaudiani
